                                                                   Exhibit 10.3

                                 LOAN AGREEMENT



                                     between



                   Capital Industrial Development Corporation


                                       and


                               CCIR of Texas Corp.


                     --------------------------------------

                                   $6,000,000

                   Capital Industrial Development Corporation
                    Adjustable Rate Industrial Revenue Bonds,
                                   Series 1998
                          (CCIR of Texas Corp. Project)


                                      Dated

                                      as of

                                 January 1, 1998

                                      INDEX

                   (This Index is not a part of the Agreement
                but rather is for convenience of reference only)


Preambles                                                                                                      Page
---------                                                                                                      ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1       Use of Defined Terms............................................................................  2
Section 1.2       Definitions.....................................................................................  2
Section 1.3       Interpretation..................................................................................  5
Section 1.4       Captions and Headings...........................................................................  5


                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1       Representations, Warranties and Covenants of the Issuer.........................................  6
Section 2.2       Representations, Warranties and Covenants of the User...........................................  7


                                   ARTICLE III
                           COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

Section 3.1       Acquisition, Construction and Installation of the Project.......................................  9
Section 3.2       Plans and Specifications........................................................................  9
Section 3.3       Issuance of the Bonds; Application of Proceeds..................................................  9
Section 3.4       Disbursements from the Project Fund............................................................. 10
Section 3.5       User Required to Pay Costs in Event Project Fund Insufficient................................... 12
Section 3.6       Completion Date................................................................................. 12
Section 3.7       Investment of Fund Moneys....................................................................... 13
Section 3.8       Rebate Fund..................................................................................... 13


                                   ARTICLE IV
                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS

Section 4.1       Loan Repayment: Delivery of Notes and Letter of Credit.......................................... 14

Section 4.2       Additional Payments............................................................................ 15
Section 4.3       Place of Payments.............................................................................. 15
Section 4.4       Obligations Unconditional...................................................................... 15
Section 4.5       Assignment of Agreement and Revenues........................................................... 16
Section 4.6       Letter of Credit............................................................................... 16
Section 4.7       Usury.......................................................................................... 16


                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.1        Right of Inspection........................................................................... 16
Section 5.2        Sale, Lease or Grant of Use by User........................................................... 16
Section 5.3        Indemnification............................................................................... 17
Section 5.4        No Arbitrage.................................................................................. 18
Section 5.5        Tax-Exempt Status of Interest on the Bonds.................................................... 18
Section 5.6        Payment to Rebate Fund........................................................................ 21
Section 5.7        Assignment by Issuer.......................................................................... 22
Section 5.8        User's Performance Under Indenture............................................................ 22
Section 5.9        Compliance with Laws.......................................................................... 22
Section 5.10       Taxes, Permits, Utility and Other Charges..................................................... 22
Section 5.11       Continued Existence........................................................................... 23
Section 5.12       Removal of Portions of the Project............................................................ 23
Section 5.13       Governmental Regulation....................................................................... 23


                                   ARTICLE VI
                               REDEMPTION OF BONDS

Section 6.1        Optional Redemption........................................................................... 23
Section 6.2        Extraordinary Optional Redemption............................................................. 23
Section 6.3        Mandatory Redemption of Bonds................................................................. 25
Section 6.4        Actions by Issuer............................................................................. 25
Section 6.5        Required Deposits for Optional Redemption..................................................... 25


                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

Section 7.1        Events of Default............................................................................. 25
Section 7.2        Remedies on Default........................................................................... 27
Section 7.3        No Remedy Exclusive........................................................................... 28
Section 7.4        Agreement to Pay Attorneys' Fees and Expenses................................................. 28

Section 7.5        No Waiver..................................................................................... 28
Section 7.6        Notice of Default............................................................................. 28
Section 7.7        Remedies Subject to Bank's Direction.......................................................... 28


                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1        Term of Agreement............................................................................. 28
Section 8.2        Notices....................................................................................... 29
Section 8.3        Extent of Covenants of the Issuer; No Personal Liability...................................... 29
Section 8.4        Binding Effect................................................................................ 29
Section 8.5        Amendments and Supplements.................................................................... 29
Section 8.6        Execution Counterparts........................................................................ 29
Section 8.7        Severability.................................................................................. 29
Section 8.8        Sales and Use Tax Exemption................................................................... 30
Section 8.9        Governing Law................................................................................. 30
Section 8.10       Amounts Remaining in Funds.................................................................... 30
Section 8.11       Final Agreement of the Parties................................................................ 30
Section 8.12       Conflicts..................................................................................... 31

                           Signatures............................................................................ 32

Exhibit A - PROJECT............................................................................................. A-1

Exhibit B - PROJECT SITE........................................................................................ B-1

Exhibit C - NOTE................................................................................................ C-1

Exhibit D - FORM OF DISBURSEMENT REQUEST........................................................................ D-1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of January 1, 1998 between the Capital Industrial Development Corporation (the "Issuer") and CCIR of Texas Corp., a Texas corporation (the "User"), under the circumstances summarized in the following recitals (the capitalized terms not defined above or in the recitals being used therein as defined in or pursuant to Article 1 hereof):

         A. The Issuer is a nonstock, nonprofit industrial development corporation organized and existing under the laws of the State of Texas, including particularly the Act to provide financing for certain "projects," as defined in the Act, located within the boundaries of the Governmental Unit; and

         B. Pursuant to law, and particularly the Act, the Issuer is empowered to finance the costs of manufacturing facilities and to issue industrial development revenue bonds to provide funds to pay all or a portion of the costs of acquiring, constructing, equipping and installing such facilities; and

         C. The User has requested that the Issuer issue its revenue bonds for the purpose of making a loan to the User to finance the Project; and

         D. The Issuer has determined, in the public interest, that it will finance the Project Costs and loan proceeds of such bonds to the User for such purpose in the manner provided in the Act and this Agreement; and

         E. The User has agreed to make Loan Payments as provided hereunder; and

         F. The governing body of the Governmental Unit has approved this Agreement by written resolution as required by the Act; and

         G. This Agreement is authorized and executed pursuant to applicable laws, including the Act; and

         H. The Issuer and the User have taken all action and have complied with all provisions of law with respect to the execution, delivery and performance of this Agreement and the due authorization of the consummation of the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and constitutes a valid and legally binding agreement of, the Issuer and the User, enforceable against the respective parties in accordance with its terms, subject to bankruptcy and other debtor relief laws.

         NOW, THEREFORE, in consideration of the covenants and agreements herein made, and subject to the condition herein as set forth, the Issuer and the User contract and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. USE OF DEFINED TERMS. Words and terms defined in the Indenture shall have the same meanings when used herein, unless the context or use clearly indicates another meaning or intent. In addition, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent.

         SECTION 1.2. DEFINITIONS. As used herein:

         "Act" means the Development Corporation Act of 1979, as amended,
Article 5190.6, Vernon's Texas Civil Statutes, as amended.

         "Additional Payments" means the amounts required to be paid by the User pursuant to the provisions of Section 4.2 hereof.

         "Agreement" means this Loan Agreement, as amended or supplemented from time to time.

         "Bank" means Bank One, Arizona, NA.

         "Bonds" means the Capital Industrial Development Corporation Adjustable Rate Industrial Revenue Bonds, Series 1998 (CCIR of Texas Corp. Project).

         "Completion Date" means the date of the substantial completion of the acquisition, construction, equipping and installation of the Project evidenced in accordance with the requirements of Section 3.6 hereof.

         "Construction Period" means the period between the beginning of the acquisition, construction, renovation, equipping and installation of the Project or the date on which the Bonds are initially issued, whichever is earlier, and the Completion Date.

         "Department" means the Texas Department of Economic Development and any successor to its functions and duties.

         "Engineer" means an individual or firm acceptable to the Trustee and the Bank and qualified to practice the profession of engineering or architecture under the laws of the State.

         "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

         "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1 hereof.

         "Governmental Unit" means Travis County, Texas.

         "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

         "Inducement Resolution" means the "Resolution Taking Affirmative Official Action Towards the Issuance of the Bonds to Provide a Manufacturing Project for CCIR of Texas Corp." approved by the Issuer on October 7, 1997.

         "Issuer" means the Capital Industrial Development Corporation, a nonstock, nonprofit industrial development corporation existing under the laws of the State of Texas.

         "Loan" means the loan by the Issuer to the User of the proceeds received from the sale of the Bonds.

         "Loan Payment Date" means any date on which any of the Loan Payments are due and payable, whether at maturity, upon acceleration, call for redemption or prepayment, or otherwise.

         "Loan Payments" means the amounts required to be paid by the User in repayment of the Loan pursuant to the provisions of the Notes and of Article IV hereof.

         "Note" means the promissory note of the User, dated as of even date with the Bonds, in the form attached hereto as Exhibit C and in the principal amount of $6,000,000 evidencing the obligation of the User to make loan payments.

         "Notes" means the Note and any Additional Notes.

         "Notice Address" means:

         (a)  As to the Issuer:      Capital Industrial Development Corporation
                                     P. O. Box 1748
                                     5th Floor, Stokes Building
                                     Austin, Texas 78767

                                     Attn: Darwin McKee, President

         (b)  As to the User:        CCIR of Texas Corp.
                                     15508 Bratton Lane
                                     Austin, Texas 78728-3805

                                     Attn: Jerome Wilson, General Manager

                  With a copy to:   Quarles & Brady
                                    One Camelback Bldg.
                                    1 E Camelback Road, Suite 400
                                    Phoenix, Arizona 85012-1649

                                    Attn: Mary Beth Orson

         (c)  As to the Trustee:    The Huntington National Bank
                                    41 South High Street
                                    Columbus, Ohio 43215

                                    Attention: Canada Moore

         (d)  As to the Bank:       Bank One, Arizona, NA
                                    241 North Central Avenue
                                    Phoenix, Arizona 85004

                                    Attention: Steve Reinhart, Vice President
                                    Commercial Banking AZ1-1178

         (e) As to the Remarketing  Banc One Capital Corporation
              Agent, at:            150 East Gay Street, 24th Floor
                                    Columbus, Ohio  43215

                                    Attention:  Thomas L. Whitman,
                                    Sr. Vice President

                  With a copy to:   Ms. Peggy Seymour
                                    150 East Gay Street, 29th Floor
                                    Columbus, Ohio 43215

or such additional or different address, notice of which is given under Section
8.2 hereof.

         "Plans and Specifications" means the User's plans and specifications for the acquisition, renovation, construction, equipping and installation of the Project, as approved by the Bank and as amended from time to time in accordance with the terms and conditions of the Reimbursement Agreement.

         "Project" means the real and personal property located in Governmental Unit, including undivided interests or other interests therein, identified in Exhibit A attached hereto as a part hereof, or acquired, constructed or installed as a replacement or substitution therefor or an addition thereto, or as may result from any revision thereof in accordance with the provisions of this Agreement.

         "Project Costs" means the costs set forth in Section 3.4 of this Agreement.

         "Project Site" means the real estate and interests in real estate constituting the site of the Project, as described in Exhibit B attached hereto as a part hereof.

         "Tax Letter of Representation" means the letter of representation regarding the use of the proceeds of the Bonds and other facts that are within the User's knowledge furnished by the User to the Issuer in connection with the issuance of the Bonds.

         "Trustee" means the Trustee at the time acting as such under the Indenture, originally The Huntington National Bank, as Trustee, and any successor Trustee as determined or designated under or pursuant to the Indenture.

         "Unassigned Issuer's Rights" means all of the rights of the Issuer to issue Additional Bonds under Section 3.3 hereof, to receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.3 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.5 hereof.

         "User" means CCIR of Texas Corp., a Texas corporation and any successor as permitted herein.

         SECTION 1.3. INTERPRETATION. Any reference herein to the Issuer, to the Governmental Unit or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their respective functions.

         Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of Texas law or to any statute of the United States of America, includes that section, provision, chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision, chapter or statute shall be applicable solely by reason of this provision if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Bank or the User under this Agreement.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         SECTION 1.4. CAPTIONS AND HEADINGS. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer represents and warrants that:

                  (a) The Issuer is a nonstock, nonprofit industrial development corporation organized and existing under the laws of the State, particularly, the Act. The Issuer has all requisite power and authority under the Act to (i) adopt the Bond Resolution, (ii) issue the Bonds and (iii) enter into, and perform obligations under, this Agreement, the Bond Placement Agreement, the Letter of Representations and the Indenture.

                  (b) The Issuer has duly authorized (i) the execution, delivery and performance of this Agreement, the Bonds, the Bond Placement Agreement, the Letter of Representations and the Indenture, and (ii) the taking of any and all such actions as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.

                  (c) This Agreement, the Bond Placement Agreement, the Letter of Representations and the Indenture constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms; this Agreement, the Bond Placement Agreement, the Letter of Representations and the Indenture have been duly authorized and executed by the Issuer; and, when authenticated by the Trustee in accordance with the provisions of the Indenture, the Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding special obligations of the Issuer; payable solely from the Loan Payments by the User, issued in conformity with the provisions of the Act and the Constitution of the State, subject to bankruptcy, insolvency and similar laws, and the application of equitable principles.

                  (d) There is no action, suit, proceeding, inquiry, or investigation at law or in equity or before or by any court, public board or body, pending or, to the best knowledge of the Issuer, threatened against the Issuer, nor to the best knowledge of the Issuer is there any basis therefor, which in any manner questions the validity of the Act, the powers of the Issuer referred to in paragraph (b) above or the validity of any proceedings taken by the Issuer in connection with the issuance of the Bonds or wherein any unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Letter of Representations, the Indenture, the Bond Placement Agreement or this Agreement (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby and hereby).

                  (e) The execution and delivery by the Issuer of this Agreement, the Bonds, the Bond Placement Agreement, the Letter of Representations and the Indenture in compliance with the provisions of each of such instruments will not conflict with or constitute a breach of, or default under, any material commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Act, the Constitution of the State or any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer is subject.

                  (f) The Issuer will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence or to assure the assumption of its obligations under this Agreement, the Indenture, the Letter of Representations and the Bonds by any successor public body.

                  (g) Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the State or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or a political subdivision thereof, or constitute a charge against the general credit or taxing power of the State or a political subdivision thereof or general funds or assets of the Issuer (including funds relating to other Issuer loans or activities), but shall be limited obligations of the Issuer payable solely from (i) the security for the Bonds, (ii) revenues derived from the sale of the Bonds, and
(iii) amounts on deposit from time to time under the Indenture, subject to the provisions of this Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

                  (h) The Project is located within the boundaries of the Governmental Unit.

         SECTION 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE USER. The User represents, warrants and covenants that:

                  (a) The User is a Texas corporation duly organized and validly existing under the laws of the State. The User has full power and authority to execute, deliver and perform this Agreement, the Bond Placement Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Note and to enter into and carry out the transactions contemplated by those documents. That execution, delivery and performance do not, and will not, violate any provision of law applicable to the User or its articles of incorporation or bylaws and do not, and will not, conflict with or result in a default under any material agreement or instrument to which the User is a party or by which the User is bound.

                  (b) This Agreement, the Bond Placement Agreement, the Remarketing Agreement, the Reimbursement Agreement and the Note, by proper corporate action, have been duly authorized, executed and delivered by the User and are valid and binding obligations of the User.


                  (c) The Project at all times will be located entirely within the boundaries of the Governmental Unit and will create and preserve jobs and employment opportunities within the boundaries of the State and the Governmental Unit. If all or substantially all of the Project is ever voluntarily removed from within the boundaries of the Governmental Unit, the User will promptly prepay the Loan and cause the Bonds to be redeemed provided; however, the User may remove from the Project personal property and equipment deemed immaterial by the User for the operation of the Project.

                  (d) The acquisition, renovation, construction, equipping and installation of the property comprising the Project by the User will comply in all material respects with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction over the Project, and all necessary permits, licenses, consents and permissions necessary for the Project have been or will be obtained.

                  (e) The User represents to the Issuer and the Department that
(i) the Project will contribute to the economic growth or stability of the Governmental Unit by (A) increasing or stabilizing employment opportunities within the boundaries of the Governmental Unit, (B) significantly increasing or stabilizing the property tax base of the Governmental Unit and (C) promoting commerce within the boundaries of the Governmental Unit and the State; (ii) it has no present intention of using or moving any portion of the Project outside the State or disposing of or abandoning the Project; (iii) it has no present intention of directing the Project to a use other than the purposes represented to the Governmental Unit and the Department; and (iv) no car, truck, mobile unit or any vehicle of any kind whatsoever, which is financed in whole or in part by the proceeds of the Bonds, will be away from the Project Site for more than 30 continuous calendar days and that all cars, trucks, mobile units or vehicles of any kind whatsoever, financed in whole or in part by the proceeds of the Bonds, will be rendered on the local tax rolls.

                  (f) The User is not in default in the payment of principal of, or interest on, any of the User's indebtedness for borrowed money, or in material default under any instrument under which, or subject to which, any material indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any material agreement involving the User that, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  (g) No litigation at law or in equity nor any proceeding before any governmental agency or other tribunal involving the User is pending or, to the knowledge of the User, threatened, in which any liability of the User is not adequately covered by insurance or reserve and in which any judgment or order would have a material and adverse effect upon the business or assets of the User or would materially and adversely affect the Project, the validity of this Agreement, the Bond Placement Agreement, the Reimbursement Agreement, the Remarketing Agreement or the Note or the performance of the User's obligations thereunder or the transactions contemplated hereby.

                  (h) The User shall not use or operate the Project in any way which would affect the qualification of the Project under the Act or impair the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

                  (i) All material statements of facts or other information furnished by the User to the Issuer and Bond Counsel in connection with Bond Counsel's opinion relating to the Bonds, including particularly the Tax Letter of Representation, were true and correct when made and nothing has come to the User's attention that would change the truth or correctness of such statements of facts or other information furnished to Bond Counsel.

         (j) The proceeds of the Bonds will not exceed the Project Costs.

         (k) The User intends to operate the Project as a "project" within the meaning of the Act.

         (l) The Project is required or suitable for the User's promotion of development and expansion of manufacturing enterprises of the User.

         (m) The User intends that the Project be in furtherance of the public purposes of the Act, to-wit: the promotion and development of manufacturing enterprises to promote and encourage employment and the public welfare.

         (n) The Bank does not control, either directly or indirectly through one or more intermediaries, the User. Likewise, the User does not control, either directly or indirectly through one or more intermediaries, the Bank. "Control" for this purpose has the meaning given to such term in Section 2(a)(9) of the Investment Company Act of 1940. The User agrees to provide written notice to the Issuer, the Trustee, the Remarketing Agent, and the Bondholders thirty days prior to consummation of any transaction that would result in the User controlling or being controlled by the Bank or any provider of an Alternate Letter of Credit or Supplemental Credit Facility.


                                   ARTICLE III
                           COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

         SECTION 3.1. ACQUISITION, RENOVATION, CONSTRUCTION, EQUIPPING AND INSTALLATION OF THE PROJECT. The User shall acquire, renovate, construct, equip and install the property comprising the Project with all commercially reasonable dispatch, all on the Project Site and substantially in accordance with the Plans and Specifications. The User shall (a) pay when due all fees, costs and expenses incurred in connection with the foregoing from funds made available therefor in accordance with this Agreement or otherwise, unless any such fees, costs or expenses are being contested by the User in good faith and by appropriate proceedings, (b) to the extent commercially reasonable, ask, demand, sue for, levy, recover and receive all those sums of money, debts and other demands whatsoever which may be due, owing and payable under the terms of any contract, order, receipt, writing and instruction in connection with the acquisition, renovation, construction, equipping and installation of the Project, and (c) to the extent commercially reasonable, enforce the provisions of any contract, agreement, obligation, bond or other performance security with respect thereto.

         SECTION 3.2. PLANS AND SPECIFICATIONS. The User, with the prior written consent of the

Bank in accordance with the terms and condition of the Reimbursement Agreement, may revise the Plans and Specifications from time to time, provided that no revision shall be made which would change the purposes of the Project to other than purposes permitted by the Act. The User shall promptly deliver to the Bank a copy of the final Plans and Specifications upon their completion.

         SECTION 3.3. ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS. As a condition to User's obligations under this Agreement and to provide funds to make the Loan for purposes of assisting the User in the financing of the Project or to reimburse the User for the financing of the Project and the Project Site, the Issuer will issue, sell and deliver the Bonds in the manner provided in the Bond Placement Agreement. The Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The User hereby approves the terms and conditions of the Indenture and the Bonds, and the terms and conditions under which the Bonds will be issued, sold and delivered.

         The proceeds from the sale of the Bonds shall be loaned to the User and paid over to the Trustee for the benefit of the User and the Holders of the Bonds and deposited as provided in Section 5.01 of the Indenture. Pending disbursement pursuant to Section 3.4 hereof, the proceeds deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.

         At the request of the User and with the approval of the Department and the Attorney General of Texas, to the extent required by law, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the User.

         SECTION 3.4 DISBURSEMENTS FROM THE PROJECT FUND. Subject to the provisions below and to the representations, warranties and covenants contained herein and in the Tax Letter of Representations, disbursements from the Project Fund shall be made only to pay (or to reimburse the User for payment of) the following Project Costs:

                  (a) Costs incurred directly or indirectly for or in connection with the acquisition, construction, renovation, equipping or installation of the Project, including costs incurred with respect to the Project and Project Site for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; and recording of documents and title work;

                  (b) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project;

                  (c) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including, without limitation, the fees and expenses of the Issuer and Bond Counsel, the fees and expenses of the Trustee and the fees and expenses of the Placement Agent and its counsel; provided, however, any fees and expenses incurred in connection with the issuance of the Bonds and paid with Bond proceeds shall not exceed 2% of the proceeds of the Bonds within the meaning of Section 147(g) of the Code;


                  (d) Any other incidental and necessary costs, expenses, fees and charges relating to the acquisition, construction, renovation, equipping or installation of the Project;

                  (e) Interest on the Bonds accrued during the Construction Period to be paid into the Bond Fund; and

                  (f) The fees and expenses of the Bank under the Reimbursement Agreement applicable to the Construction Period.

         Any disbursements from the Project Fund described above to pay such fees, costs or expenses or to reimburse the User for the payment of such fees, costs or expenses shall be made by the Trustee only upon the written order of the Authorized User Representative and only with written consent of the Bank which consent shall not be unreasonably withheld. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit D and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested. Any disbursement for any item not described in, or the cost for which item is other than as described in, the information statement filed by the User in connection with the issuance of the Bonds, shall be accompanied by evidence satisfactory to the Trustee and the Bank that the average reasonably expected economic life of the facilities being financed by the Bonds is not less than 5/6ths of the average maturity of the Bonds or, if such evidence is not presented with the disbursement or at the request of the Trustee or the Bank, by an opinion of Bond Counsel to the effect that such disbursement will not result in the interest on the Bonds becoming subject to federal income taxation. In case any contract provides for the retention by the User of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion and, only when that retained amount is due and payable, may it be paid from the Project Fund.

         The User covenants, represents and warrants, with respect to any disbursement made to reimburse it for an original expenditure that was paid prior to the date of issuance of the Bonds, that under Treas. Reg.
Section 1.150-2 such disbursement will constitute a reimbursement allocation treated as an expenditure of proceeds of a reimbursement bond for the governmental purpose of the original expenditure on the date of the reimbursement allocation and will be made within the reimbursement period set forth in Treas. Reg. Section 1.150-2(d)(2) (not later than 18 months after the later of (i) the date the original expenditure is paid or the date the Project is placed in service or abandoned, but in no event more than 3 years after the original expenditure).

         Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, of the costs of financing the Project described above, at the direction of the Authorized User Representative with prior written consent of the Bank, promptly shall be:

                  (i) used to acquire, construct, renovate, equip and install such additional real or personal property in connection with the Project as is designated by the Authorized User Representative and approved in writing by the Bank, and the acquisition, renovation, construction, equipping and installation of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of the Bonds, will not be less than 5/6ths of the average maturity of the Bonds or, if such evidence is not presented with the direction, an opinion of Bond Counsel to the effect that the acquisition of such additional property will not result in the interest on the Bonds becoming subject to federal income taxation;

                  (ii) used to reimburse the Bank for draws on the Letter of Credit or to redeem Bonds in accordance with the terms of the Indenture;

                  (iii) used for the purchase of Bonds in the open market for the purpose of cancellation; or

                  (iv) used to accomplish a combination of the foregoing as is provided in that direction.

         In all cases such moneys shall be so used or applied only to the extent that, as stated in an opinion of Bond Counsel delivered to the Trustee, such use or application will not adversely affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes.

         In the event that all of the Bonds are either redeemed or accelerated pursuant to the terms of the Indenture, any remaining funds in the Project Fund shall be transferred to the Bond Fund.

         SECTION 3.5. USER REQUIRED TO PAY COSTS IN EVENT PROJECT FUND INSUFFICIENT. If moneys in the Project Fund are not sufficient to pay all costs of the Project, the User, nonetheless, will complete the Project in accordance with the Plans and Specifications, unless the Bank consents in writing otherwise, and, unless Additional Bonds shall have been issued for that purpose, shall pay all such additional Project Costs from the User's own funds. The User shall not be entitled to any reimbursement for any such additional Project Costs from the Issuer, the Trustee or any Holder; nor shall it be entitled to any abatement, diminution or postponement of its obligation to make the Loan Payments.

         SECTION 3.6. COMPLETION DATE. The User shall notify the Issuer, the Bank and the Trustee of the Completion Date by a certificate signed by the Authorized User Representative stating:

                  (a) the date on which the Project was substantially completed, which date shall be not later than three (3) years after initial delivery of the Bonds or such later date as has been approved in writing by the Bank and as will not, in the opinion of Bond Counsel, cause interest on the Bonds to become includable in gross income for federal income tax purposes;

                  (b) that the acquisition, construction, renovation, equipping and installation of the property comprising the Project has been accomplished in such a manner as to conform with all applicable planning, building, environmental and other similar governmental regulations in all material respects;

                  (c) that except as provided in subsection (d) of this Section, all costs of that acquisition, construction, renovation, equipping and installation then or theretofore due and payable have been paid; and


                  (d) the amounts which the Trustee shall retain in the Project Fund for the payment of the Project Costs not yet due or for liabilities which the User is contesting or which otherwise should be retained and the reasons such amounts should be retained.

         That certificate shall state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The Authorized User Representative shall include with that certificate a statement specifically describing all items of personal property comprising a part of the Project. The certificate shall be delivered as promptly as practicable after the occurrence of the events and conditions referred to in subsections (a) through (c) of this Section.

         SECTION 3.7. INVESTMENT OF FUND MONEYS. At the written or oral request (promptly confirmed in writing) of the Authorized User Representative with the written consent of the Bank, any moneys held as part of the Bond Fund (except moneys held in the Bond Fund from draws on the Letter of Credit for purposes of defeasing the Bonds pursuant to Article IX of the Indenture), the Project Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments. The Issuer and the User each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Bonds, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

         The User shall provide the Issuer with, and the Issuer may base its certifications as authorized by the Act on, a certificate of the User for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the User on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.

         SECTION 3.8. REBATE FUND. The User agrees to make such payments to the Trustee as are required of it under Section 5.11 of the Indenture. The obligation of the User to make such payments shall remain in effect and be binding upon the User notwithstanding the release and discharge of the Indenture.

         The User and the Issuer each covenants to the owners of the Bonds that, notwithstanding any other provision of this Agreement or any other instrument, it shall take no action, nor shall the User direct the Trustee to take or approve the Trustee's taking any action or direct the Trustee to make or approve the Trustee's making any investment or use of proceeds of the Bonds or any other moneys which may arise out of or in connection with this Agreement, the Indenture or the Project, which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. In addition, the User covenants and agrees to comply with the requirements of Section 148(f) of the Code as it may be applicable to the Bonds or the proceeds derived from the sale of the Bonds or any other moneys which may arise out of, or in connection with, this Agreement, the Indenture or the Project throughout the term of the Bonds. No provision of this Agreement shall be construed to impose upon the Trustee any obligation or responsibility for compliance with arbitrage regulations, except as provided in the Indenture.


                                   ARTICLE IV
                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS

         SECTION 4.1. LOAN REPAYMENT; DELIVERY OF NOTES AND LETTER OF CREDIT. Upon the terms and conditions of this Agreement, the Issuer will make the Loan to the User. In consideration of and in repayment of the Loan, the User shall make, as Loan Payments, payments sufficient in time and amount to pay when due all Bond Service Charges, all as more particularly provided in the Note and any Additional Notes. The Note shall be executed and delivered by the User concurrently with the execution and delivery of this Agreement. All Loan Payments shall be paid to the Trustee in accordance with the terms of the Notes for the account of the Issuer and shall be held and applied in accordance with the provisions of the Indenture and this Agreement. To the extent of payments made with respect to Bond Service Charges pursuant to draws upon the Letter of Credit, the User shall receive a credit against its obligation to make Loan Payments under this Agreement and the Note.

         In connection with the issuance of any series of Additional Bonds permitted by the Bank, the User shall execute and deliver to the Trustee an Additional Note in a form substantially similar to the form of the Note. All such Additional Notes shall:

                  (a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

                  (b) require payments of principal and prepayments and any premium equal to the payments of principal, redemption payments and sinking fund payments and any premium on the corresponding Additional Bonds;

                  (c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

                  (d) contain by reference or otherwise optional and mandatory prepayment provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

         All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default described in paragraph (a), (b),
(c), (g) or (h) of Section 7.01 of the Indenture has occurred and is continuing, payments by the User on the Note shall be used by the Trustee to reimburse the Bank for drawings on the Letter of Credit used to pay Bond Service Charges on the Bonds.

         Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any series of Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, the Note issued concurrently with those corresponding Bonds shall be deemed fully paid, the obligations of the User thereunder shall be terminated, and any such Note shall be surrendered by the Trustee to the User, and shall be canceled by the User.

         Except for such interest of the User and the Bank as may hereafter arise pursuant to Section 5.07 or 5.08 of the Indenture, the User and the Issuer each acknowledge that neither the User nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of amounts due under the Reimbursement Agreement, the Bank.

         SECTION 4.2. ADDITIONAL PAYMENTS. The User shall pay to the Issuer, as Additional Payments hereunder, within five days after request therefore made in writing and specifying such costs and expenses with reasonable particularity any and all reasonable costs and expenses actually incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds and Additional Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

         The User shall pay to the Trustee, the Registrar and any Paying Agent or Authenticating Agent, their reasonable fees, charges and expenses for acting as such under the Indenture.

         Any payment under this Section not paid when due shall bear interest at the Interest Rate for Advances.

         SECTION 4.3. PLACE OF PAYMENTS. The User shall make all Loan Payments directly to the

Trustee at its Columbus, Ohio office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

         SECTION 4.4. OBLIGATIONS UNCONDITIONAL. Subject to the terms and conditions of this Agreement, the obligations of the User to make Loan Payments, Additional Payments and any payments required of the User under Section 4.3 hereof shall be absolute and unconditional, and the User shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the User may have or assert against the Issuer, the Trustee, any Paying Agent or Authenticating Agent, the Bank or any other Person; provided that the User may contest or dispute the amount of any such obligation (other than Loan Payments) so long as such contest or dispute does not result in an Event of Default under the Indenture.

         SECTION 4.5. ASSIGNMENT OF AGREEMENT AND REVENUES. To secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, all its right, title and interest in and to the Revenues, the Agreement (except for Unassigned Issuer's Rights) and the Note. The User hereby agrees and consents to that assignment.

         SECTION 4.6. LETTER OF CREDIT. Simultaneously with the initial delivery of the Bonds pursuant to the Indenture and the Bond Placement Agreement, the User shall cause the Bank to issue and deliver to the Trustee the Letter of Credit, in substantially the form attached to the Reimbursement Agreement and made a part thereof. The Letter of Credit may be replaced by an Alternate Letter of Credit complying with the provisions of Section 5.09 of the Indenture.

         SECTION 4.7. USURY. Anything herein to the contrary notwithstanding, it is the intention of the parties hereto to conform strictly to the usury laws in force that are applicable to this transaction. Accordingly, all agreements among the parties hereto and beneficiaries hereof and their assigns or any of them, whether now existing or hereafter arising, and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of amounts due hereunder or any part thereof or otherwise, shall the interest (including all sums that are deemed to be interest) contracted for, charged or received hereunder and/or with respect to the purchase of the Project exceed the maximum amount permissible under applicable law. The parties hereto agree that to the extent interest is payable by the User under this Agreement, Chapter 303, Texas Finance Code, as amended, shall apply, and, to the extent Chapter 303, Texas Finance Code is applicable to this Agreement, the indicated rate ceiling thereunder shall apply.


                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

         SECTION 5.1. RIGHT OF INSPECTION. Subject to reasonable security and safety regulations and upon reasonable notice, the Issuer, the Bank and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project, provided, however, the Bank, and to the extent authorized by law, the Trustee and the Issuer shall keep any records related to the Project confidential.

         SECTION 5.2. SALE, LEASE OR GRANT OF USE BY USER. Subject to the provisions of the Reimbursement Agreement and any other agreement to which the User is a party or by which it is bound, the User may sell, lease or grant the right to occupy and use the Project, in whole or in part, to others, provided that:

                  (a) No such sale, lease or grant shall relieve the User from the User's obligations under this Agreement or the Notes;

                  (b) In connection with any such sale, lease or grant the User shall retain such rights and interests as will permit the User to comply with the User's obligations under this Agreement and the Notes; and

                  (c) No such sale, lease or grant shall impair materially the purposes of the Act to be accomplished by operation of the Project as herein provided or adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

         SECTION 5.3. INDEMNIFICATION. The User releases the Department, its directors, employees, and agents and the Issuer and the Governmental Unit, their respective officers, directors, employees, agents and attorneys (the "Indemnified Parties") from, and the Indemnified Parties shall not be liable for, and shall indemnify the Indemnified Parties against, all liabilities, claims, costs and expenses, including attorneys fees and expenses, litigation, court costs, amounts paid in settlement and amounts paid to discharge judgments, imposed upon, incurred or asserted against the Indemnified Parties on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the acquisition, construction, installation, equipping, maintenance, operation or use of the Project; (b) any breach or default on the part of the User in the performance of any covenant or agreement of the User under this Agreement, the Reimbursement Agreement, the Note or any related document, or arising from any act or failure to act by the User, or any of the User's agents, contractors, servants, employees or licensees; (c) the authorization, issuance, sale, trading, redemption or servicing of the Bonds, and the provision of any information or certification furnished in connection therewith concerning the Bonds, the Project, the User including, without limitation, the Preliminary Offering Memorandum and the Offering Memorandum (each as defined in the Bond Placement Agreement), any information furnished by the User for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer, and any other information or certification obtained from the User to assure the exclusion of the interest on the Bonds from gross income of the Holders thereof for federal income tax purposes; (d) any action required to be taken by the Issuer under this Agreement, the Bond Resolution, the Bond Placement Agreement or the Indenture;
(e) the User's failure to comply with any requirement of this Agreement or the Code pertaining to such exclusion of that interest, including the covenants in
Section 5.4 hereof; and (f) any claim, action or proceeding brought with respect to the matters set forth in (a), (b), (c), (d), or (e) above.

         The User agrees to indemnify the Trustee for, and to hold it harmless against, all reasonable liabilities, claims, costs and expenses incurred without gross negligence or willful misconduct on the part of the Trustee on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Letter of Credit, the Notes or the Indenture, or any action taken at the request of or with the consent of the User, including the reasonable costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds, the Indenture, the Reimbursement Agreement, the Letter of Credit or the Notes.

         In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the User, and the User upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the User from any of the User's obligations under this Section. An indemnified party at its own expense may employ separate counsel and participate in the defense. The User shall not be liable for any settlement made without the User's consent.

         The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer, the Governmental Unit, the Department and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer, the Governmental Unit and the Trustee, respectively, to the full extent permitted by law.

         THE PROVISIONS OF SECTIONS 5.3 SHALL REMAIN AND BE IN FULL FORCE AND EFFECT EVEN IF ANY SUCH LIABILITY, COST, EXPENSE, DAMAGE, OR LOSS OR CLAIM THEREFOR BY ANY PERSON, DIRECTLY OR INDIRECTLY RESULTS FROM, ARISES OUT OF, OR RELATES TO, OR IS ASSERTED TO HAVE RESULTED FROM, ARISE OUT OF, OR BE RELATED TO, IN WHOLE OR IN PART, ONE OR MORE NEGLIGENT ACTS OR OMISSIONS (OTHER THAN, IN THE CASE OF AN INDEMNIFIED PARTY, AS A RESULT OF WILLFUL MISCONDUCT OR BAD FAITH OF THE PARTY SEEKING INDEMNITY OR, IN THE CASE OF THE TRUSTEE, AS A RESULT OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH ON THE PART OF THE TRUSTEE) OF THE PARTY SEEKING INDEMNITY, IN CONNECTION WITH THE MATTERS SET FORTH THEREIN.

         SECTION 5.4. NO ARBITRAGE. The Issuer and the User hereby covenant with each other and with the Holders that they will make no use, directly or indirectly, of the proceeds of the Bonds at any time which will cause the Bonds to be arbitrage bonds within the meaning of Section 148 of the Code or the regulations pertaining thereto; and by this covenant the Issuer and the User are obligated to comply with the requirements of the aforesaid Section 148 and the pertinent regulations.

         SECTION 5.5. TAX-EXEMPT STATUS OF INTEREST ON THE BONDS. The User and Issuer covenant to refrain from such action which would adversely affect the treatment of the Bonds as obligations described in Section 103 of the Code, the interest on which is excludable from "gross income" of the holder for purposes of federal income taxation. In furtherance thereof, the User covenants as follows:

                  (a) not to use or invest nor to permit the use or investment of proceeds of the Bonds (including investment earnings thereon) or the facilities constituting the Project in a manner that would result in the Bonds not being "qualified small issue bonds" within the meaning of Section 141(e) of the Code;

                  (b) to use at least 95 percent of the proceeds of the Bonds to provide for the payment of costs of the acquisition, construction, reconstruction, equipment or improvement of land or depreciable property, and paid for subsequent to August 7, 1997;

                  (c) during the six-year period beginning on a date three years prior to the date of issue of the Bonds and ending three years after such date, will not pay or incur or permit any related person or "principal user" of the Project to pay or incur capital expenditures (within the meaning of Section 263 of the Code) for facilities located in Travis County, Texas to the extent that such expenditures when added to the aggregate face amount of the Bonds would exceed $10,000,000;

                  (d) that the User will be the only principal user of the Project;

                  (e) that all outstanding obligations the interest on which is exempt from federal income taxation pursuant to Section 103 of the Code which are allocated to the User (or persons related to the User) do not as of the date of issue and will not, at any time during the three-year period commencing on the later of such date or the date on which the Project was placed-in-service, exceed $40,000,000;

                  (f) that the User will not cause the Bonds to be treated as "federally guaranteed" obligations for purposes of Section 149 of the Code, as may be modified in any applicable rules, rulings, policies, procedures, regulations or other official statements promulgated or proposed by the Department of the Treasury or the Internal Revenue Service with respect to the "federally guaranteed" obligations described in Section 149 of the Code as in effect on the date of this Agreement. For purposes of this paragraph, the Bonds shall be treated as "federally guaranteed" if (i) all or any portion of the principal or interest is or will be guaranteed directly or indirectly by the United States of America or any agency or instrumentality thereof, or (ii) a significant portion of the proceeds of the Bonds will be (A) used in making loans the payment of principal or interest with respect to which is to be guaranteed in whole or in part by the United States of America or any agency or instrumentality thereof, or (B) invested directly or indirectly in federally insured deposits or accounts, and (iii) such guarantee is not described in
Section 149(b) of the Code;

                  (g) that the costs of issuing the Bonds which are financed with proceeds of the Bonds will not exceed an amount equal to two percent of the proceeds received from the sale of the Bonds. Such amounts will not be taken into account in satisfying the requirement stated above that at least 95 percent of the Bond proceeds be used to provide the facilities. Any costs of issuance in excess of two percent shall be an out-of-pocket expense of the User;

                  (h) that no portion of the proceeds of the Bonds are to be used to provide the following: an airplane, a skybox or other private luxury box, a facility primarily used for gambling or any store the principal business of which is the sale of alcoholic beverages for consumption off premises;

                  (i) to comply with the limitations imposed by Section 147(c) of the Code (relating to the limitation on the use of proceeds to acquire land)and Section 147(d) of the Code (relating to restrictions on the use of bond proceeds to acquire existing buildings, structures or other property);

                  (j) that the User shall make such use of the proceeds of the Bonds and any other funds constituting gross proceeds (whether or not held by the Trustee under the Indenture) which are allocable to the Bonds, restrict the investment of such proceeds and other funds, and take such further action as may be required so that the Bonds will not constitute "arbitrage bonds" under
Section 148 of the Code and the regulations. In particular, but not by way of limitation, the User covenants that it will provide written instructions to the Trustee with respect to investments in accordance with the Indenture;

                  (k) that the User shall immediately remit to the Trustee for deposit in the Rebate Fund any deficiency with respect to the Rebate Amount as required by Section 5.11 of the Indenture;

                  (l) the User agrees to provide all information required with respect to Nonpurpose Investments (within the meaning of Section 148 of the Code) not held in any Fund under the Indenture; and

                  (m) that, at no time during the period which the Bonds remain outstanding, will proceeds invested in Nonpurpose Investments (within the meaning of Section 148 of the Code) at a yield higher than the yield on the Bonds, other than amounts invested pursuant to an initial temporary period or as part of a bona fide debt service fund, exceed 150 percent of the debt service on the issue for the bond year and that the aggregate amount so invested will be promptly and appropriately reduced as the amount of outstanding obligations constituting the Bonds is reduced.

                  (n) the User shall monitor the capital expenditures incurred by it and by any other "principal user" of the Project, with respect to the Project or elsewhere within Travis County, Texas. Within 30 days after each of the first, second and third anniversary dates of the issuance of the Bonds, the User shall file with the Trustee and the Remarketing Agent a report showing cumulative capital expenditures which must be counted for purposes of the $10 million capital expenditure limitation contained in Section 144(a) of the Code. Such report shall be certified as true and accurate by the Authorized User Representative.

                  (o) the User shall account for on its books and records the expenditure of proceeds from the sale of the Bonds and any investment earnings thereon to be used for the Project by allocating proceeds to expenditures within 18 months of the later of the date that (a) the expenditure on a component of the Project is made or (b) each such component of the Project is completed; however, the foregoing notwithstanding, the User shall not expend such proceeds or investment earnings more than 60 days after the later of (a) the fifth anniversary of the date of delivery of the Bonds or (b) the date the Bonds are retired, unless the User obtains an opinion of nationally-recognized bond counsel substantially to the effect that such expenditure will not adversely affect the tax-exempt status of the Bonds. For purposes of this subsection, the User shall not be obligated to comply with this covenant if it obtains an opinion of nationally-recognized bond counsel to the effect that such failure to comply will not adversely affect the excludability for federal income tax purposes from gross income of the interest.

                  (p) any property constituting part of the Project will not be sold or otherwise disposed in a transaction resulting in the receipt by the User of cash or other compensation, unless the User obtains an opinion of nationally-recognized bond counsel substantially to the effect that such sale or other disposition will not adversely affect the tax-exempt status of the Bonds. For purposes of this subsection, the portion of the property comprising personal property and disposed of in the ordinary course of business shall not be treated as a transaction resulting in the receipt of cash or other compensation. For purposes of this subsection, the User shall not be obligated to comply with this covenant if it obtains an opinion of nationally-recognized bond counsel to the effect that such failure to comply will not adversely affect the excludability for federal income tax purposes from gross income of the interest.

         The covenants and representations contained in Section 5.4 and 5.5 of this Agreement are intended to assure compliance with the Code and any regulations promulgated by the U.S. Department of Treasury pursuant thereto. In the event that regulations are hereafter promulgated which modify or expand provisions of the Code, the User will not be required to comply with a covenant contained in this section to the extent that such failure to comply, in the opinion of Bond Counsel, will not adversely affect the exemption from federal income taxation of interest on the Bonds under Section 103(a) of the Code. In the event that regulations are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the User and the Issuer agree to comply with such additional reasonable requirements to the extent necessary, in the opinion of Bond Counsel, to preserve the exemption from federal income taxation of interest on the Bonds under Section 103(a) of the Code. In furtherance of such intention, the Issuer hereby authorizes and directs the President or Vice President to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

         In order to facilitate compliance with the above covenants (k), (l) and
(m), a "Rebate Fund" is hereby established by the Issuer for the sole benefit of the United States of America, and such fund shall not be subject to the claim of any other person, including without limitation, the bondholders. The Rebate Fund is established for the additional purpose of compliance with Section 148 of the

Code.

         The Issuer hereby elects to have the provisions as to the $10 million limit in Section 144(a)(4) of the Code apply to the Bonds.

         SECTION 5.6. PAYMENT TO REBATE FUND. The User hereby covenants and agrees to make the determinations and to pay any deficiency in the Rebate Fund, at the times and as described in Section 5.11 of the Indenture. In any event, if the amount of cash held in the Rebate Fund shall be insufficient to permit Trustee to make payment to the United States of any amount due under Section 148(f)(2) of the Code, the User forthwith shall pay the amount of such insufficiency on such date to Trustee in immediately available funds. The obligations of the User under this Section 5.6 are direct obligations of the User, acting under the authorization of, and on behalf of, the Issuer and the Issuer shall have no further obligation or duty with respect to the Rebate Fund.

         SECTION 5.7. ASSIGNMENT BY ISSUER. Except for the assignment of this Agreement to the Trustee, the Issuer shall not attempt to further assign, transfer or convey its interest in the Revenues or this Agreement or create any pledge or lien of any form or nature with respect to the Revenues or the payments hereunder.

         SECTION 5.8. USER'S PERFORMANCE UNDER INDENTURE. By execution and delivery of this Agreement, the User hereby approves the Bond Resolution and the Indenture. It is hereby agreed that the foregoing approval of the Bond Resolution and the Indenture constitutes the acknowledgment and agreement of the User that the Bonds, when issued, sold, and delivered as provided in the Bond Resolution and the Indenture, will be issued in accordance with and in compliance with this Agreement or any other contract or agreement to the contrary. Any Bondholder is entitled to rely fully and unconditionally on the foregoing approval. Notwithstanding any provisions of this Agreement or any other contract or agreement to the contrary, the User's approval of the Bond Resolution and the Indenture shall be the User's agreement that all covenants and provisions in this Agreement and the Indenture affecting the User shall, upon the delivery of the Bonds and the Indenture, become unconditional, valid and binding covenants and obligations of the User so long as the Bonds and the interest thereon are outstanding and unpaid. The User has examined the Indenture and approves the form and substance of, and agrees to be bound by, its terms. The User, for the benefit of the Issuer and the Bondholders, shall do and perform all acts and things required or contemplated in the Indenture to be done or performed by the User. The User is a third party beneficiary of certain provisions of the Indenture, and Section 8.05 of the Indenture is hereby incorporated herein by reference.

         SECTION 5.9. COMPLIANCE WITH LAWS. The User shall, throughout the term of this Agreement, promptly comply or cause compliance in all material respects with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project or to the User's and any lessee's operations on the Project Site. Notwithstanding the foregoing, the User shall have the right to contest or cause to be contested the legality or the applicability of any such law, ordinance, order, rule, regulation or requirement so long as, in the opinion of counsel satisfactory to the Trustee and the Bank, such contest shall not in any way materially adversely affect or impair the obligations of the User hereunder or any right or interest of the Trustee or the Bank in, to and under the Indenture or this Agreement.

         SECTION 5.10. TAXES, PERMITS, UTILITY AND OTHER CHARGES. The User shall pay and discharge or cause to be paid and discharged, promptly as and when the same shall become due and payable, all taxes (including specifically any sales and use taxes) and governmental charges of any kind whatsoever that may be lawfully assessed against the Issuer, the Trustee, the Bank or the User with respect to the Project or any portion thereof. The User may in good faith contest or cause to be contested any such tax or governmental charge, and in such event may permit such tax or governmental charge to remain unsatisfied during the period of such contest and may appeal therefrom unless in the opinion of counsel satisfactory to the Trustee and the Bank by such action any right or interest of the Trustee or the Bank in, to and under the Indenture or this Agreement shall be materially endangered or the Project or any part thereof, shall become subject to imminent loss or forfeiture, in which event such tax or governmental charge shall be paid prior to any such loss or forfeiture. The User shall procure or has caused to be procured any and all necessary building permits, other permits, licenses and other authorizations required for the lawful and proper acquisition, renovation, construction, equipping and installation of the property comprising the Project and Project Site for the lawful and proper use and operation of the Project.

         SECTION 5.11. CONTINUED EXISTENCE. During the term of this Agreement, except as otherwise provided in or permitted pursuant to the Reimbursement Agreement, or unless otherwise provided by law, the User shall maintain its existence and continue to be a duly formed and validly existing corporation under the laws of the State of Texas.

         SECTION 5.12. REMOVAL OF PORTIONS OF THE PROJECT. The User shall have the right, from time to time, subject to the terms of the Reimbursement Agreement, to remove, substitute or modify any portion of the Project, provided that such removal, substitution or modification shall not impair the character of the Project as a "project" within the meaning of the Act. Any such substituted or modified property shall be included under the terms of this Agreement as part of the Project.

         SECTION 5.13. GOVERNMENTAL REGULATION. The User recognizes and agrees that this Agreement and the issuance of the Bonds pursuant hereto will not diminish or limit the authority of the United States Environmental Protection Agency, the Texas Natural Resources Conservation Commission, the Texas Water Development Board, or any other State agency or local governments in performing any of the powers, functions and duties vested in such entities by federal and state laws, and that all applicable laws shall be enforced without regard to ownership of the Project; and that the User will not be relieved of any responsibility under any applicable federal or state laws or regulations pertaining to pollution control, either now, or during, or after the acquisition, construction and improvement of the Project.

                                   ARTICLE VI
                               REDEMPTION OF BONDS

         SECTION 6.1. OPTIONAL REDEMPTION. Provided no Event of Default shall have occurred and be continuing at any time and from time to time, the User may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of purchasing Bonds or of reimbursing the Bank for drawings on the Letter of Credit used to redeem Bonds called for optional redemption in accordance with the applicable provisions of the Indenture.

         SECTION 6.2. EXTRAORDINARY OPTIONAL REDEMPTION. With the written consent of the Bank, the User shall have, subject to the conditions hereinafter imposed, the option to direct the redemption by the Issuer, at a redemption price of 100% of principal amount and accrued interest, of the entire unpaid principal balance of the Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

                  (a) The Project or Project Site shall have been damaged or destroyed to such an extent that (1) the Project or Project Site cannot reasonably be expected to be restored, within a period of nine months, to the condition thereof immediately preceding such damage or destruction or (2) normal use and operation of the Project or the Project Site is reasonably expected to be prevented for a period of three consecutive months;

                  (b) Title to, or the temporary use of, all or a significant part of the Project or Project Site shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project or Project Site cannot reasonably be expected to be restored within a period of nine months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project or Project Site is reasonably expected to be prevented for a period of nine consecutive months;

                  (c) As a result of any changes in the Constitution of the State, the Constitution of the United States of America, or state or federal laws, or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer, the Trustee or the User in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or Project Site or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project or the Project Site; or

                  (d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project or the Project Site shall have occurred or technological or other changes shall have occurred which the User cannot reasonably overcome or control and which in the User's reasonable judgment render the operation of the Project or the Project Site uneconomic.

         The User also shall have the option, with the written consent of the Bank, in the event that title to or the temporary use of a portion of the Project or the Project Site shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in clause (b) above, to direct the redemption by the Issuer, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the Bonds as may be payable from the proceeds received by the User (after the payment of costs and expenses incurred in the collection thereof) in the eminent domain proceeding, provided that the User shall furnish to the Issuer and the Trustee a certificate of an Engineer stating that (1) the property comprising the part of the Project or the Project Site taken is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or (3) other improvements have been acquired or made which are suitable for the continued operation of the Project.

         To exercise any option under this Section, the User within 90 days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) of the first paragraph of this Section, shall give notice to the Issuer and to the Trustee specifying the date of redemption, which date shall be not more than 90 days from the date that notice is mailed, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

         The rights and options granted to the User in this Section may be exercised whether or not the User is in default hereunder; provided, that such default will not relieve the User from performing those actions which are necessary to exercise any such right or option granted hereunder.


         SECTION 6.3. MANDATORY REDEMPTION OF BONDS. If, as provided in the Bonds and the Indenture, the Bonds become subject to mandatory redemption, upon the date requested by the Trustee, the User shall pay to the Trustee moneys sufficient to pay in full the Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Indenture.

         SECTION 6.4. ACTIONS BY ISSUER. At the request of the User or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI.

         SECTION 6.5. REQUIRED DEPOSITS FOR OPTIONAL REDEMPTION. Except with the prior written consent of the Bank, the Trustee shall not give notice of call to the Holders pursuant to the optional redemption provisions of Section 4.01 of the Indenture and Sections 6.1 and 6.2 hereof unless, prior to the date by which the call notice is to be given, there shall be on deposit with the Trustee Eligible Funds sufficient to redeem at the redemption price thereof, including premium (if any) and interest accrued to the redemption date, all Bonds for which notice of redemption is to be given.

         All amounts paid by the User pursuant to this Article which are used to pay principal of, premium, if any, or interest on the Bonds, or to reimburse the Bank for moneys drawn under the Letter of Credit and used for such purposes, shall constitute prepaid Loan Payments.


                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 7.1. EVENTS OF DEFAULT. Each of the following shall be an Event of Default:

                  (a) The User shall fail to pay when due any Loan Payment;

                  (b) Any representation or warranty by the User contained herein or in any certificate or instrument delivered by the User pursuant hereto or in connection with the issuance of the Bonds or any Additional Bonds is false or misleading in any material respect;

                  (c) The User shall fail to observe and perform any other agreement, term, covenant or condition contained in this Agreement, and the continuation of such failure for a period of 30 days after notice thereof shall have been given to the User by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the User institutes curative action within the applicable period and diligently pursues that action to completion;

                  (d) The User shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or
(v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property; or

                  (e) There shall occur an "Event of Default" as defined in
Section 7.01 of the Indenture.

         Notwithstanding the foregoing, if, by reason of Force Majeure, the User is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (c) hereof (provided that such failure is other than the payment of money), the User shall not be deemed in default during the continuance of such inability. However, the User shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within the User's discretion.

         The term Force Majeure shall mean, without limitation, the following:

                  (i) acts of God; strikes; lockouts or other industrial labor disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; blue northers; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

                  (ii) any cause, circumstance or event not reasonably within the control of the User.

         The declaration of an Event of Default under subsection (d) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

         SECTION 7.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have happened and be continuing, any one or more of the following remedial steps may be taken:

                  (a) If and only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments and Notes to be immediately due and payable, whereupon the same shall become immediately due and payable;

                  (b) The Bank or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the User pertaining to the Project; and

                  (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Letter of Credit or the Notes or to enforce the performance and observance of any other obligation or agreement of the User under those instruments including, without limitation, exercise the remedies of mandamus or the appointment of a receiver in equity with the power to charge and collect rents, purchase price payments, and Loan Payments and to apply Revenues from the Project in accordance with the terms hereof and the Indenture.

         Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 5.08 of the Indenture for transfers of remaining amounts in the Bond Fund.

         The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

         SECTION 7.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Letter of Credit or any Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof (unless so stated in writing), but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

         SECTION 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement, the Letter of Credit or any Note or the collection of sums due thereunder, the User shall reimburse the Issuer and the Trustee, as applicable, for the reasonable expenses so incurred upon demand.

         SECTION 7.5. NO WAIVER. No failure by the Issuer or the Trustee to insist upon the strict performance by the User of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the User to observe or comply with any provision hereof.

         The Issuer and the Trustee may waive any Event of Default hereunder only with the prior written consent of the Bank.

         SECTION 7.6. NOTICE OF DEFAULT. The User or the Issuer shall notify the Trustee and the Bank immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

         SECTION 7.7. REMEDIES SUBJECT TO BANK'S DIRECTION. Except in the case of an Event of Default pursuant to Section 7.01(g) or (h) of the Indenture, the Bank shall have the right to direct the remedies to be exercised by the Trustee, whether under Article VII of this Agreement or under Article VII of the Indenture.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of initial delivery of the Bonds until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the User under this Agreement and the Notes shall have been paid, except for obligations of the User under Sections 3.8, 4.2, 5.3 and 7.4 hereof, which shall survive any termination of this Agreement.

         SECTION 8.2. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the User, the Bank or the Trustee shall also be given to the others. The User, the Issuer, the Bank and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         SECTION 8.3. EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL LIABILITY. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Governmental Unit in other than his official capacity, and neither the members of the Governmental Unit nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

         SECTION 8.4. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the User and their respective successors and assigns; provided that this Agreement may not be assigned by the User (except in connection with a sale, lease or grant of use pursuant to Section 5.2 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

         SECTION 8.5. AMENDMENTS AND SUPPLEMENTS. Except as otherwise expressly provided in this Agreement, any Note or the Indenture, subsequent to the issuance of the Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement or any Note may not be effectively amended, changed, modified, altered or terminated except in accordance with the applicable provisions of Article XI of the Indenture.

         SECTION 8.6. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

         SECTION 8.7. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or agreement contained herein, is determined by a court of competent jurisdiction to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         SECTION 8.8. SALES AND USE TAX EXEMPTION. The User has not and will not maintain that it is entitled, by virtue of the Project being financed under the Act, to any additional exemption from sale and use taxes on personal property acquired in connection with the Project.

         SECTION 8.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS. VENUE FOR ANY ACTIONS BROUGHT HEREUNDER TO WHICH THE ISSUER IS A PARTY SHALL LIE IN TRAVIS COUNTY, TEXAS.

         SECTION 8.10. AMOUNTS REMAINING IN FUNDS. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for three years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall, subject to any applicable provisions of Title 6 of the Texas Property Code relating to unclaimed property, be paid to the User; provided that if the Trustee shall have drawn on the Letter of Credit, and the Bank is owed any amount by the User pursuant to the Reimbursement Agreement, such amounts remaining in the Bond Fund shall belong and be paid first to the Bank to the extent of such unpaid amounts. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the User or the Bank pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the User for the payment of those moneys.

         Further, any amounts remaining in the Bond Fund (subject to any limitations in the Indenture) and any other special funds or accounts (other than the Rebate Fund) created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement, the Notes and the Indenture have been paid, shall be paid (to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds) first to the Bank to the extent that any amount is owed by the User to the Bank under the terms of the Letter of Credit or Reimbursement Agreement, and then to the User.

         SECTION 8.11. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT CONSTITUTES A LOAN AGREEMENT FOR PURPOSES OF SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


         SECTION 8.12. CONFLICTS. In the event of any actual conflict between the obligations of the User under this Agreement and obligations of the User under the terms and provisions of the Indenture, the terms and provisions of this Agreement shall control as to the obligations of the User thereunder.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Issuer and the User have caused this Agreement to be duly executed in their respective names, all as of the date first above written.


                                           CAPITAL INDUSTRIAL DEVELOPMENT
                                           CORPORATION


                                          By:       /s/ Darwin McKee
                                                 -------------------------------
                                          Title:    President
                                                 -------------------------------


                                           CCIR OF TEXAS CORP.



                                          By:       /s/ Joseph G. Andersen
                                                 -------------------------------
                                          Its:      Vice President and Secretary
                                                 -------------------------------

                                    EXHIBIT A


                                     PROJECT


         The Project includes the construction, improvement and equipment of a manufacturing facility and related office facility located at 15508 Bratton Lane, Austin, Travis County, Texas, to manufacture circuit boards and related products.

                                    EXHIBIT B


                                  PROJECT SITE

                                LEGAL DESCRIPTION


           Facility located at 15508 Bratton Lane, Austin, Texas 78728.

                                    EXHIBIT C


                                      NOTE


$6,000,000                                                       _________, 1998


         CCIR of Texas Corp., a Texas corporation (the "User"), for value received, promises to pay to The Huntington National Bank, as trustee (the "Trustee") under the Indenture hereinafter referred to the principal sum of

                               SIX MILLION DOLLARS
                                  ($6,000,000)

and to pay (i) interest on the unpaid balance of such principal sum from and after the date of this Note at the interest rate or interest rates borne by the Bonds and (ii) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Bonds.

         This Note has been executed and delivered by the User pursuant to a certain Loan Agreement (the "Agreement"), dated as of January 1, 1998, between the Capital Industrial Development Corporation (the "Issuer") and the User. Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and the Indenture, as defined below.

         Subject to the terms of the Agreement, the Issuer has loaned the User the proceeds received from the sale of $6,000,000 aggregate principal amount of Capital Industrial Development Corporation Adjustable Rate Industrial Revenue Bonds, Series 1998 (CCIR of Texas Corp. Project), dated as January 1, 1998 but which accrue interest from the date of their issuance (the "Bonds"), to be applied to assist the User in the financing of the Project. The User has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in this Note. The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of January 1, 1998, between the Issuer and the Trustee.

         To provide funds to pay the Bond Service Charges on the Bonds as and when due, or to reimburse the Bank for draws under the Letter of Credit to make such payments, the User hereby agrees to and shall make Loan Payments as follows: on each Interest Payment Date the amount equal to interest due on the Bonds on such Interest Payment Date, and on each date on which principal of the Bonds shall be due and payable pursuant to the mandatory redemption provisions of Section 4.01 of the Indenture or upon maturity of the Bonds, an amount equal to such principal due and payable on such date (each such day being a "Loan Payment Date"). In addition, to provide funds to pay the Bond Service Charges and purchase price payments on the Bonds as and when due at any other time, the User hereby agrees to and shall make Loan Payments on any other date on which any Bond Service Charges or purchase price payments on the Bonds shall be due and payable, whether upon acceleration, call for redemption or otherwise.

         If payment or provision for payment in accordance with the Indenture is made in respect of the Bond Service Charges on the Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bond Service Charges has been made. The User shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee under and pursuant to the Letter of Credit for the payment of Bond Service Charges and any other amounts on deposit in the Bond Fund and available to pay Bond Service Charges on the Bonds pursuant to the Indenture. Subject to the fore going, all Loan Payments shall be in the full amount required hereunder.

         All Loan Payments shall be payable in lawful money of the United States of America, in immediately available funds, and shall be made to the Trustee at its corporate trust office for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

         The obligation of the User to make the payments required hereunder shall be absolute and unconditional and the User shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the User may have or assert against the Issuer, the Trustee, the Bank or any other person.

         This Note is subject to optional, extraordinary optional and mandatory prepayment, in whole or in part, upon the terms and conditions set forth in
Article VI of the Agreement. Any optional or extraordinary optional prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

         Whenever an Event of Default under Section 7.1 of the Agreement shall have occurred, the unpaid principal amount of and any premium and accrued interest on this Note may be declared or may become due and payable as provided in Section 7.2 of the Agreement; provided that any annulment of a declaration of acceleration with respect to the Bonds under the Indenture shall also constitute an annulment of any corresponding declaration with respect to this Note.

         IN WITNESS WHEREOF, the User has signed this Note as of the date first above written.

                                             CCIR OF TEXAS CORP.


                                             By: _______________________________

                                             Its: ______________________________

                                    EXHIBIT D




                STATEMENT NO. __ REQUESTING DISBURSEMENT OF FUNDS
                FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE
                  LOAN AGREEMENT BETWEEN THE CAPITAL INDUSTRIAL
                 DEVELOPMENT CORPORATION AND CCIR OF TEXAS CORP.

         Pursuant to Section 3.4 of the Loan Agreement (the "Agreement") between the Capital Industrial Development Corporation (the "Issuer") and CCIR of Texas Corp. (the "User") dated as of January 1, 1998, the undersigned Authorized User Representative hereby requests and authorizes The Huntington National Bank, as trustee (the "Trustee"), as depository of the Project Fund created by the Indenture, as defined in the Agreement, to pay to the User or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys on deposit in the Project Fund the aggregate sum of $___________, to pay such person(s) or to reimburse the User in full, as indicated in the Disbursement Schedule, for advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.

         In connection with the foregoing request and authorization, the undersigned hereby certifies that:

         (a) Each item for which disbursement is requested hereunder is properly payable out of the Project Fund in accordance with the terms and conditions of the Agreement and none of those items has formed the basis for any disbursement heretofore made from the Project Fund;

         (b) Each such item is or was necessary in connection with the acquisition, renovation, construction, equipping or installation of the property comprising the Project, as defined in the Agreement;

         (c) This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto; and

         (d) This statement constitutes the approval of the User of each disbursement hereby requested and authorized.

         IN WITNESS WHEREOF, the Authorized User Representative has set his hand as of the ____ day of ____________.


                                                 _______________________________
                                                 Authorized User
                                                 Representative


                                                 Consented to by:

                                                 Bank One, Arizona, NA.



                                                 By:____________________________

                                                 Title:_________________________



                                       D-2